Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement of Emdeon Inc. on Form S-8 (No. 333-161266) of our report dated March 4, 2009, with respect to the consolidated financial statements of eRx Network, L.L.C. for the fiscal year ended December 31, 2008 included in this Current Report on Form 8-K.
/s/ Weaver and Tidwell, L.L.P.
Fort Worth, Texas
September 10, 2009